EXHIBIT 21
                          SUBSIDIARY OF THE REGISTRANT

                                   Exhibit 21

                          Subsidiary of the Registrant

          Subsidiary Company                    State of Incorporation
          ------------------                    ----------------------

        Bayonne Community Bank                        New Jersey